Exhibit 10.9

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made and entered into this 4th day of April 2016, by and among McCabe Petroleum Corporation, a Texas corporation (“MPC”), Torchlight Energy Resources, Inc., a Nevada corporation (“TRCH”), and Torchlight Energy, Inc., a Nevada corporation (“TEI” or “Purchaser”). MPC and TEI are sometimes hereinafter collectively referred to as the “Parties.”

WHEREAS, MPC owns certain beneficial rights in leasehold estate of approximately 12,000 gross acres located in Sterling, Tom Green and Irion Counties, Texas, (the “Oil and Gas Leases”). Such Interest was created by that certain Farmout Agreement (the “Farmout Agreement”) between Oxy USA Inc. (“Farmor”) and Imperial Exploration, LLC (“Imperial”), dated effective March 21, 2016. The Oil and Gas Leases and lands that such leases cover are more particularly described in the Farmout Agreement;

WHEREAS, MPC desires to transfer and convey a 2/3rds of 8/8ths undivided interest in its rights in the Oil and Gas Leases and Farmout Agreement (“Subject Interest”) to TEI. Additionally, MPC desires to create an area of mutual interest (“AMI”) with TEI as set forth in the AMI attached hereto as Exhibit “A”;

WHEREAS, TEI is a wholly owned subsidiary of TRCH; and

WHEREAS, the Purchaser desire to purchase the oil and gas rights from MPC.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE OIL AND GAS LEASES

Section 1.1 Sale of the Oil and Gas Leases. Subject to the terms and conditions set forth in this Agreement, MPC hereby sells, transfers, conveys and delivers to TEI the Subject Interest. The Oil and Gas Leases represent a 75% net revenue interest and are subject to a 25% royalty interest. In the event that the Oil and Gas Leases cover less than a 75% net revenue interest, Purchaser’s interest in the Oil and Gas Leases shall be proportionately reduced and MPC shall return to TEI or TRCH the same proportion of the warrants received through this Agreement. The Oil and Gas Leases will be subject to a retention by the MPC of a 25% Back-In After Payout to the 8/8ths interest as defined below. The Farmout Agreement from Oxy attached as Exhibit “B” provides for a 5% Project Back-In After Payout on the Farmout Agreement acreage only; it does not provide for a Back-In on any other acreage within the AMI. In the event the OXY back-in occurs before MPC Back-In event, then Purchaser will be proportionately reduced by the 5% working interest given to OXY. The reduced income will be accounted for in the project payout accounting for MPC back-in. Once MPC back-in occurs, the 5% OXY back-in will be deducted from the 25% MPC back-in, leaving MPC with 20% of the Farmout acreage and 25% of any additional acreage within the AMI. In the event the OXY back-in occurs after MPC Back-In, the OXY back-in will immediately be deducted from the 25% owned by MPC as described above.

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Section 1.2 Purchase Price. As consideration for the purchase of the Oil and Gas Leases, TEI shall pay to MPC a total aggregate consideration in the form of a five-year warrant (the “Warrant”) to purchase 1,500,000 shares of common stock, par value $.001 per share, of Torchlight Energy Resources, Inc. at a purchase price of $1.00 per share (the “Warrant Shares”). The Warrant provides that in the event an initial well is not drilled on the Oil and Gas Leases on or before July 10, 2016, that (i) if as of July 10, 2016 MPC has exercised no portion of the Warrant, the number of Warrant Shares that MPC will be able to acquire will be reduced to 500,000, (ii) if as of July 10, 2016 MPC has exercised a portion of the Warrant in an amount less than 500,000 Warrant Shares, the number of Warrant Shares that MPC will be able to acquire will be reduced to the difference between 500,000 and the number of Warrant Shares for which the Warrant has already been exercised, and (iii) if as of July 10, 2016 MPC has exercised a portion of the Warrant in an amount more than 500,000 Warrant Shares, the number of Warrant Shares that MPC will be able to acquire will be reduced to zero.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF MPC

MPC hereby represents and warrants to Purchaser and TRCH as follows:

Section 2.1 Organization. MPC is a Texas corporation, duly organized and validly existing and in good standing under the laws of the state of Texas.

Section 2.2 Authorization. All action on the part of MPC necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken by MPC. MPC has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of MPC, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Section 2.3 Ownership. MPC represents and warrants to Purchaser that (a) it owns all of the Subject Interest in the Oil and Gas Leases free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances; (b) it has not assigned any of the Subject Interest in the Oil and Gas Leases to any third party, nor is any such assignment pending; (c) it has the unrestricted right and power to transfer, convey and deliver full ownership of the Subject Interest in the Oil and Gas Leases without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority; and (d) upon the transfer of the Subject Interest in the Oil and Gas Leases to Purchaser as contemplated herein, Purchaser will receive good and valid title thereto to such Subject Interest, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

Section 2.4 No Transfer. MPC has not transferred, sold, assigned conveyed, encumbered, pledged or hypothecated any rights, title or interest in or to the Subject Interest in the Oil and Gas Leases.

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Section 2.5 Validity of Leases. The leases included in the Oil and Gas Leases are valid, in effect, and have not lapsed or reverted to the lessor(s).

Section 2.6 Pending Claims. There is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to the MPC’s knowledge, contemplated or threatened against MPC or the Subject Interest in the Oil and Gas Leases before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any material effect upon the Oil and Gas Leases. No litigation is pending, or, to MPC’s knowledge, threatened against MPC or the Subject Interest in the Oil and Gas Leases which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.

Section 2.7 Access to Information. MPC hereby confirms and represents that it (a) has access to and has reviewed all current information about the TEI filed with the Securities and Exchange Commission (the “SEC”) (which filings can be accessed by going to www.sec.gov/edgar/searchedgar/companysearch.html, typing “Torchlight Energy Resources” in the “Company name” field, and clicking the “Search” button) (collectively, the “SEC Reports”); (b) has been afforded the opportunity to ask questions of and receive answers from representatives of TEI concerning the business and financial condition, properties, operations and prospects of the TEI and all such questions have been answered to the full satisfaction of MPC; (c) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (d) has had an opportunity to engage and is represented by an attorney of his choice; (e) has had an opportunity to negotiate the terms and conditions of this Agreement; (f) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (g) has been provided with and given an opportunity to review all current information about TEI.

Section 2.8 Purchase for Investment – Accredited Investor. MPC is acquiring the Warrant for its own account, for investment purposes only and not with view to any public resale or other distribution thereof. MPC represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Act.

Section 2.9 Acquisition of Warrant for Investment. MPC understands that the issuance of the Warrant (as referenced in Section 1.2 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and MPC represents and warrants to TEI that the present intention of MPC is to receive and hold the Warrant for investment only and not with a view to the distribution or resale thereof. Additionally, MPC understands that any sale of the Warrant or any of the Warrant Shares underlying the Warrant, under current law, will require either (a) the registration of such security under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, MPC hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Warrant or any Warrant Shares underlying the Warrant acquired hereby until the securities have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Section 2.10 Farmout Agreement. The Farmout Agreement is valid and in existence.

Section 2.11 Breach of Representation or Warranty. If any of these representation and warranties are found to be false or if MPC breaches this Agreement, MPC’s total liability for such false representations or warranties or breach shall be capped at the total compensation received under this Agreement (the 1.5MM warrants, any proceeds received therefrom, and any cash consideration received by MPC).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF TEI AND TRCH

TEI and TRCH hereby represent and warrant to MPC as follows:

Section 3.1 Organization. (a) TEI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and (b) TRCH is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.

Section 3.2 Authorization. All action on the part of TEI and TRCH necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by TEI and TRCH. TEI has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of TEI and TRCH, enforceable against TEI and TRCH in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Section 3.3 Pending Claims. No litigation is pending, or, to TEI’s or TRCH’s knowledge, threatened against the TEI or TRCH which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.

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ARTICLE IV

COVENANTS OF MPC AND PURCHASERS

Section 4.1 Participation Agreement. The Parties hereto will enter into a Participation and Development Agreement (the “Participation Agreement”), which will provide, among other terms and conditions customary for oil and gas transactions, that MPC will have a 25% Back-In After Payout (“BIAPO”). The Participation Agreement will also provide: that the Purchaser will pay its proportion of the $25,000 fee to the prior lessor of the Oil and Gas Leases to spud each well and its proportionate share of approximately $75,000 for geological and land man costs; that the Purchaser will spud the first vertical development well by July 10, 2016; that there will be a 180 day continuous development clause from spud to spud of each well throughout the life of the Agreement; that drilling vertical pilot wells are required on the first two wells provided they are completed with sufficient casing size; that the third well must be horizontal, however this first horizontal well shall not be proposed until at least one year from the effective date of the Agreement; and that the Purchaser shall run a full suite of logs and core data as required on all wells drilled on the acreage. The Participation Agreement will further provide that all drilled, completed and producing wells will hold the acreage according to acceptable field rules established by the Texas Railroad Commission. Once acreage is held by production, it will fall outside the continuous development agreement and will not be subject to surrender. BIAPO hall be defined as the point in time when the proceeds of all production from all operations conducted on all acreage within the AMI (attached hereto as Exhibit “A”) (exclusive of royalty, overriding royalty and taxes chargeable to the working interest) equals the actual cost incurred by the Operator in drilling, testing, equipping and the cost of operating the well(s), inclusive of overhead charges as defined in the “COPAS” attached to the Joint Operating Agreement, any additional acreage acquisition, seismic costs, spud fees, land costs, and further including the cost of the Warrant Shares as accounted for by TRCH utilizing the Black Sholes method of accounting and including the geologic and land man costs of $75,000. No sales proceeds of working interests shall ever be included in or characterized as revenues attributable to ownership of the oil and gas leases for purposes of calculating BIAPO under the Participation Agreement. For the first three wells drilled on the lands subject to the Oil and Gas Leases or on AMI lands, if any Party of this Agreement, the Participation Agreement or Joint Operating Agreement does not pay their proportionate drilling or completion costs for any operations authorized under the Joint Operating Agreement, then such Party shall forfeit all of its leasehold interest in the Oil and Gas Leases and any leases obtained on AMI lands that have not been already earned through drilling and completion operations. After the first three wells, any Party that elects not to consent to any authorized operations under the Joint Operating Agreement shall be penalized by 500% of the costs of all authorized operations for that well and any wells drilled on any tract that is directly adjacent to the tract where the well was drilled and such party went non-consent. If upon reasonable efforts and/or no later than 30 days after the effective date of this Agreement, the Participation Agreement has not been executed by MPC and Purchaser and any other necessary party, then this Agreement shall be terminated, MPC shall return all warrants to TEI or TRCH and MPC, TEI and TRCH shall have no liability to each other under this Agreement (except for and unless there is a breach under another provision of this Agreement).

Section 4.2 Joint Operating Agreement. Purchaser and MPC will enter into a Joint Operating Agreement which will provide that the Purchaser will be the operator of the acreage and will contain such terms and conditions as are customary for oil and gas transactions. Such Joint Operating Agreement shall be entered into contemporaneously with the Participation and Development Agreement.

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Section 4.3 Geologic Data. Purchaser agrees to furnish to MPC all geologic, seismic and engineering data related to the Oil and Gas Leases.

Section 4.4 Mid-stream Activities. Any activity on the Oil and Gas Leases and/or the AMI related to mid-stream or associated economic activities will be subject to the terms of an agreement between the Purchaser and MPC.

Section 4.5 Farmout Agreement. This Agreement is expressly subject to the Farmout Agreement. If there is any conflict between the terms of this Agreement and the Farmout Agreement, the Farmout Agreement shall control. (See attached Exhibit B)

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 5.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	If to the MPC:	McCabe Petroleum Corporation Attn: Greg McCabe 500 W. Texas, Suite 1110 Midland, Texas 79702

(b)	If to the TEI or TRCH:	Torchlight Energy Resources, Inc. Torchlight Energy, Inc. Attn: John Brda, CEO 5700 W. Plano Parkway, Suite 3600 Plano, Texas 75093

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

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Section 5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 5.4 Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 5.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 5.6 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 5.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

Section 5.8 Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 5.9 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.

Section 5.10 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

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Section 5.11 Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

Section 5.12 Attorney Review - Construction. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date first set forth above.

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John Brda
John Brda, CEO

TORCHLIGHT ENERGY, INC.

By:	/s/ John Brda
John Brda, CEO

MCCABE PETROLEUM CORPORATION

By:	/s/ Greg McCabe
Greg McCabe, President

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Exhibit A

TRI-SEARCH
W. C. PATTERSON
G. C. & S. F. RR. CO.
F. G. HOWARD
KENDALL
G
C
&
S. T. STONE
PAUL J. WATKINS
W.A. KEENAN
W.A.M. SO.
BLOCK
BELLE
HORWOOD
LOWER HALF
BOMB RUN
HORWOOD SO.
H
&
T
C
RR
CO
SUGGRCH (FUSS)
FERGUSON
BLOCK 7
H. & T. C. RR. CO
PROBANDT
SUGG RCH.

Torchlight Energy Resources, Inc.

5700 Plano Parkway, Suite 3600

Plano, Texas 75093

Telephone: (214) 432-8002

July 7, 2016

McCabe Petroleum Corporation

Attn: Greg McCabe

500 W. Texas, Suite 1110

Midland, Texas 79702

RE: Purchase Agreement dated April, 2016

Dear Mr. McCabe:

On or about April 4, 2016, McCabe Petroleum Corporation (“MPC”), Torchlight Energy Resources, Inc. (“TERI”) and Torchlight Energy, Inc. (“TEI”) entered into a Purchase Agreement whereby MPC conveyed an interest to TEI of a certain leasehold estate located in Sterling, Tom Green and Irion Counties, Texas (the “Purchase Agreement”). It has come to our attention, that section 1.2 of the Purchase Agreement incorrectly references July 10, 2016 for purpose of that section. The intent of the parties to the Purchase Agreement was that the date referenced in that section was to correspond with the underlying lease and Farmout Agreement, and accordingly should be July 11, 2016. Accordingly, MPC, TERI and TEI hereby mutually agree that reference to July 10, 2016 in section 1.2 of the Purchase Agreement is hereby amended and replaced with July 11, 2016. All terms and conditions of the Purchase Agreement shall, except as herein modified, remain in full force and effect.

If the foregoing accurately sets forth our agreement and understanding regarding the matters set forth therein, please so indicate by signing this letter on behalf of MPC and returning one copy.

TORCHLIGHT ENERGY RESOURCES, INC.

	By:	/s/ John Brda
John Brda, President and CEO

TORCHLIGHT ENERGY, INC.

	By:	/s/ John Brda
John Brda, President
AGREED TO AND ACCEPTED ON
July 7, 2016.

MCCABE PETROLEUM CORPORATION

	By:	/s/ Greg McCabe
Name
Greg McCabe, President